EXHIBIT 99

NEWS FOR IMMEDIATE RELEASE
October 19, 2005            For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer

or

Robert H. Young
Executive VP and Chief Financial Officer

(304) 234-9000
NASDAQ Trading Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Third Quarter Earnings

Wheeling, WV…Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc., (NASDAQ: WSBC) a Wheeling, West Virginia based multi-state bank holding company, today announced earnings for the third quarter and nine months ended September 30, 2005.

Net income for the third quarter ended September 30, 2005 was $9.9 million as compared to $10.0 million for the third quarter of 2004, while diluted earnings per share for the third quarter ended September 30, 2005 were $0.44 compared to $0.50 for the same period in 2004. The third quarter of 2005 included a pre-tax charge of approximately $1.0 million, or $0.03 after-tax per diluted share, relating to the previously announced restructuring of certain business lines. Net income for the nine months ended September 30, 2005 increased 10.5% to $32.2 million as compared to $29.2 million for the same period in 2004, while diluted earnings per share for the nine months ended September 30, 2005 were $1.42 compared to $1.47 for 2004. The 2005 third quarter and year to date results include Winton Financial Corporation (“Winton”), a $550 million thrift institution acquired on January 3, 2005 and Western Ohio Financial Corporation (“Western Ohio”), a $400 million savings bank acquired on August 31, 2004. The third quarter of 2004 includes one month of Western Ohio’s results of operations.

“WesBanco made some intermediate and long-term decisions in the third quarter of 2005 that involved the restructuring of certain business lines within the company and the improvement of our banking center network. Our goal is to efficiently provide a high level of customer satisfaction while we create more value for our shareholders,” Mr. Limbert stated. “Late in the third quarter WesBanco announced the sale of four branch offices located in Ritchie County, WV. The sale is scheduled to be consummated in early 2006. WesBanco also closed a loan production office and restructured certain business lines which resulted in the immediate reduction of its workforce through layoffs and provided for additional reductions through attrition. New banking centers are planned for Wheeling, WV, and in the Columbus, OH suburbs of Reynoldsburg and Bexley. We will consolidate five existing banking centers into just two locations through new structures that are to be built in Barnesville, OH and Marietta, OH. We will improve our efficiency while we offer an expanded variety of services. This phase of restructuring helps position the company for future growth and increased profitability,” said Mr. Limbert.

Highlights for the three and nine month periods ended September 30, 2005:

•
Net interest income for the third quarter and nine months ended September 30, 2005 increased $5.3 million or 19.5% and $20.0 million or 25.0%, respectively, compared to the same periods in 2004. Net interest margin for the third quarter and nine months ended September 30, 2005 was 3.46% and 3.49%, respectively compared to 3.52% and 3.63% for the corresponding periods in 2004, with the decrease primarily due to the acquired institutions having lower net interest margins than WesBanco, as well as current market conditions. The anticipated increase in market rates over the remainder of the year and into early 2006, as well as other competitive factors may result in a tightening margin over the near term.

•
Non-interest income increased $0.6 million or 6.1% and $3.2 million or 12.2% over the third quarter and nine months ended September 30, 2004, respectively. Both the third quarter and year to date increases for 2005, as compared to the same periods in 2004, were driven by increased trust revenues, higher service charge revenue on deposit accounts due to an increase in fees and an increase in the number of accounts, including those from the acquisitions, and to a lesser extent, growth in ATM and debit card transaction income. Net securities gains were $0.1 million and $2.0 million for the third quarter and nine months ended September 30, 2005, respectively, compared to $1.2 million and $2.0 million for the same periods in 2004.

•
WesBanco’s provision for loan losses decreased $29 thousand or 1.3% and increased $0.4 million or 8.0% over the third quarter and nine months ended September 30, 2004, respectively. The increase for the year was primarily the result of higher net charge-offs due to an increase in consumer bankruptcies as individuals filed in advance of new bankruptcy laws which became effective October 17, 2005. The allowance for loan losses as a percentage of total loans was 1.11% at September 30, 2005, down from 1.23% at September 30, 2004, due to the acquired institutions having lower allowance percentages and a different portfolio composition than WesBanco as of the acquisition dates.

•
Non-interest expense increased $5.5 million or 24.8% and $17.5 million or 27.1% compared to the third quarter and nine months ended September 30, 2004. Both period increases were primarily due to increased staffing from the acquisitions, higher health care costs and overall higher operating costs due to the Winton and Western Ohio acquisitions. Included in the third quarter and nine month results was a pre-tax charge of approximately $1.0 million in severance payouts and related payroll taxes and health care costs relating to the restructuring. The staff reductions resulting from the third quarter restructuring had a minimal impact on non-interest expenses for the quarter. The restructuring is anticipated to reduce certain non-interest expenses, primarily salaries and employee benefits, beginning in October 2005 and is expected to result in cost savings of approximately $2.5 million in 2006.

•
The provision for income taxes for the third quarter of 2005 increased $0.6 million or 26.7% compared to 2004, and on a year to date basis for 2005, increased $2.2 million or 32.1% compared to 2004. The increase for both periods in 2005, compared to the same periods in 2004, was primarily due to an increase in pretax income, and to a lesser extent, the Winton and Western Ohio acquisitions which both had effective tax rates approximating 33% prior to the respective merger. For the third quarter of 2005, the effective tax rate was 21.8% compared to 17.8% for the same period in 2004, while on a year to date basis for 2005, it was 21.6% compared to 18.7% for the same period in 2004.

•
Total loans increased $447.2 million or 18.0% between December 31, 2004 and September 30, 2005. The increase was primarily due to the 2005 Winton acquisition, which added approximately $477 million to the loan portfolio at the time of the merger and continued organic loan growth in the commercial and commercial real estate categories, which was partially offset by the sale of $67.8 million of residential mortgage loans in June 2005. Loan growth in the third quarter of 2005, compared to the second quarter of 2005, was slower than expected due to the implementation of certain risk reduction strategies, as well as disciplined underwriting and pricing practices to preserve credit quality and improve targeted risk adjusted rates of return.

•
Total deposits increased $313.4 million or 11.5% between December 31, 2004 and September 30, 2005 primarily due to the Winton acquisition. On a linked quarter basis from the second quarter of 2005, increases occurred in interest bearing demand deposits, savings and certificates of deposit categories, which was offset by declines in non-interest bearing demand and money market accounts. WesBanco has experienced a continued decrease in money market accounts as customers seek higher rates of return from certificates of deposit as well as other competitive products in the markets served by WesBanco.

•
For the quarter ended September 30, 2005, WesBanco repurchased a total of 186,328 shares and on a year to date basis for 2005 a total of 1,149,191 shares have been repurchased. The average price paid on a year to date basis for 2005 was $28.69 per share. WesBanco has 367,452 shares still remaining for repurchase under the current stock repurchase plan approved by the Board in March 2005.

“Through our strategic and business planning processes, we will continue to analyze our business lines, product lines and overall corporate structure to continue to improve our efficiency, increase our profitability and provide higher shareholder value and returns. For the remainder of 2005, WesBanco will execute our previously announced restructuring plan and look to expand our presence in our new market areas. In the last quarter of the year, we will roll out a new marketing campaign that will energize the WesBanco brand around our customers’ satisfaction with the overall WesBanco banking experience and new products and services,” said Mr. Limbert.

WesBanco is a multi-state bank holding company with total assets of approximately $4.4 billion, currently operating through 85 banking offices, 1 loan production office, and 124 ATMs in West Virginia, Ohio, and Pennsylvania. WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. In addition, WesBanco operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc. that also operates Mountaineer Securities, WesBanco’s discount brokerage operation.

Forward-looking statements in this press release relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this press release should be read in conjunction with WesBanco’s 2004 Annual Report on Form 10-K, as well as the Form 10-Q for the prior quarter ended June 30, 2005, filed with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website www.sec.gov or at WesBanco’s website, www.wesbanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s 2004 Annual Report on Form 10-K filed with the SEC under the section “Risk Factors.” Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation; the expected cost savings and any revenue synergies from the mergers may not be fully realized within the expected timeframes; disruption from the mergers may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to the parent company and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, Federal Deposit Insurance Corporation, the SEC, the National Association of Securities Dealers and other regulatory bodies; potential legislative and federal and state regulatory actions and reform; competitive conditions in the financial services industry; rapidly changing technology affecting financial services and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

### See attached financial highlights.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands, except per share amounts)

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
Statement of income	2005	2004	% Change	2005	2004	% Change
Interest income	$ 56,231	$ 42,858	31.20%	$ 167,649	$ 122,710	36.62%
Interest expense	23,643	15,585	51.70%	67,692	42,748	58.35%
Net interest income	32,588	27,273	19.49%	99,957	79,962	25.01%
Provision for loan losses	2,141	2,170	(1.34%)	5,903	5,466	7.99%
Net interest income after provision for
loan losses	30,447	25,103	21.29%	94,054	74,496	26.25%
Non-interest income
Trust fees	3,541	2,981	18.79%	10,767	9,722	10.75%
Service charges on deposit accounts	2,834	2,462	15.11%	8,019	6,949	15.40%
Net securities gains	141	1,219	(88.43%)	1,962	2,035	(3.59%)
Other income	3,324	2,609	27.41%	8,563	7,418	15.44%
Total non-interest income	9,840	9,271	6.14%	29,311	26,124	12.20%
Non-interest expense
Salaries and employee benefits	14,420	11,876	21.42%	42,844	34,349	24.73%
Net occupancy	1,844	1,336	38.02%	5,391	4,266	26.37%
Equipment	2,018	1,897	6.38%	6,412	5,551	15.51%
Core deposit intangibles	665	382	74.08%	2,013	956	110.56%
Merger-related expenses (1)	15	200	(92.50%)	578	217	166.36%
Restructuring expenses (2)	952	-	100.00%	952	-	100.00%
Other operating	7,749	6,482	19.55%	24,095	19,415	24.11%
Total non-interest expense	27,663	22,173	24.76%	82,285	64,754	27.07%
Income before provision for income taxes	12,624	12,201	3.47%	41,080	35,866	14.54%
Provision for income taxes	2,754	2,173	26.74%	8,872	6,716	32.10%
Net income	$ 9,870	$ 10,028	(1.58%)	$ 32,208	$ 29,150	10.49%

Taxable equivalent net interest income	$ 35,111	$ 29,642	18.45%	$ 107,583	$ 87,001	23.66%

Per common share data
Net income per common share - basic	$ 0.44	$ 0.50	(11.32%)	$ 1.42	$ 1.47	(3.10%)
Net income per common share - diluted	$ 0.44	$ 0.50	(11.56%)	$ 1.42	$ 1.47	(3.33%)
Dividends declared	$ 0.26	$ 0.25	4.00%	$ 0.78	$ 0.75	4.00%
Book value (period end)				$ 18.78	$ 17.59	6.79%
Tangible book value (period end)				$ 12.12	$ 13.49	(10.19%)
Average shares outstanding - basic	22,260,541	20,206,108	10.17%	22,610,703	19,802,210	14.18%
Average shares outstanding - diluted	22,320,674	20,256,465	10.19%	22,664,922	19,854,885	14.15%
Period end shares outstanding				22,156,096	20,823,606	6.40%

Selected ratios
Return on average assets	0.88%	1.10%	(19.92%)	0.95%	1.12%	(14.84%)
Return on average equity	9.35%	11.88%	(21.33%)	10.14%	11.97%	(15.25%)
Yield on earning assets (3)	5.78%	5.37%	7.64%	5.70%	5.41%	5.36%
Cost of interest bearing liabilities	2.59%	2.12%	22.17%	2.45%	2.04%	20.10%
Net interest spread (3)	3.19%	3.25%	(1.85%)	3.25%	3.37%	(3.56%)
Net interest margin (3)	3.46%	3.52%	(1.70%)	3.49%	3.63%	(3.86%)
Efficiency (3)	61.54%	56.98%	8.00%	60.11%	57.24%	5.01%
Average loans to average deposits	95.80%	87.29%	9.74%	96.20%	82.24%	16.97%
Annualized net loan charge-offs/average loans	0.27%	0.27%	0.00%	0.22%	0.27%	(18.85%)

(1) merger-related expenses are primarily related to the acquisitions of Winton Financial Corporation and Western
Ohio Financial Corporation.
(2) restructuring costs associated with a reduction in workforce through layoffs.
(3) the yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 5
(unaudited, dollars in thousands)			% Change		% Change
Balance sheet (period end)	September 30,	September 30,	Sept. 30, 2004 to	December 31,	Dec. 31, 2004
Assets	2005	2004	Sept. 30, 2005	2004	to Sept. 30, 2005
Cash and due from banks	$ 79,638	$ 83,232	(4.32)%	$ 93,611	(14.93)%
Due from banks - Interest bearing	1,622	3,309	(50.98)	3,446	(52.93)
Federal funds sold	-	-	-	-	-
Securities	1,079,910	1,144,606	(5.65)	1,172,182	(7.87)
Loans:
Commercial and commercial real estate	1,527,133	1,239,208	23.23	1,308,044	16.75
Residential real estate	944,718	770,272	22.65	774,506	21.98
Consumer and home equity	463,915	408,828	13.47	405,985	14.27
Total loans	2,935,766	2,418,308	21.40	2,488,535	17.97
Allowance for loan losses	(32,497)	(29,694)	9.44	(29,486)	10.21
Net loans	2,903,269	2,388,614	21.55	2,459,049	18.06
Premises and equipment, net	63,365	56,949	11.27	56,670	11.81
Goodwill	136,697	74,765	82.84	73,760	85.33
Core deposit intangible, net	11,054	10,576	4.52	10,162	8.78
Other assets	146,880	140,600	4.47	142,519	3.06
Total Assets	$4,422,435	$3,902,651	13.32%	$4,011,399	10.25%

Liabilities and Shareholders' Equity
Non-interest bearing demand deposits	$356,705	$343,790	3.76%	$355,364	0.38%
Interest bearing demand deposits	330,203	309,921	6.54	312,080	5.81
Money market accounts	481,999	616,492	(21.82)	587,523	(17.96)
Savings deposits	473,351	360,276	31.39	362,581	30.55
Certificates of deposit	1,397,045	1,071,734	30.35	1,108,386	26.04
Total deposits	3,039,303	2,702,213	12.47	2,725,934	11.50
Federal Home Loan Bank borrowings	636,634	563,860	12.91	599,411	6.21
Other borrowings	207,665	162,192	28.04	200,513	3.57
Junior subordinated debt	87,638	72,174	21.43	72,174	21.43
Other liabilities	35,020	35,909	(2.48)	43,186	(18.91)
Shareholders' equity	416,175	366,303	13.61	370,181	12.42
Total Liabilities and Shareholders' Equity	$4,422,435	$3,902,651	13.32%	$4,011,399	10.25%

Average balance sheet and
net interest margin analysis	Three months ended September 30,				Nine months ended September 30,
	2005		2004		2005		2004
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Volume	Rate	Volume	Rate	Volume	Rate	Volume	Rate
Due from banks - interest bearing	$ 2,413	3.62%	$ 2,760	1.15%	$ 4,577	1.64%	$ 2,690	0.95%
Loans, net of unearned income	2,931,165	6.08%	2,200,181	5.64%	2,952,946	5.99%	2,037,278	5.77%
Securities:
Taxable	685,244	3.88%	773,502	3.68%	729,328	3.88%	779,799	3.69%
Tax-exempt	423,286	6.81%	381,672	7.09%	422,644	6.87%	376,382	7.12%
Total securities	1,108,530	4.99%	1,155,174	4.81%	1,151,972	4.97%	1,156,181	4.81%
Federal funds sold	1,522	3.39%	1,266	1.01%	1,729	2.85%	5,355	0.97%
Total earning assets	4,043,630	5.78%	3,359,381	5.37%	4,111,224	5.70%	3,201,504	5.41%
Other assets	401,464		258,981		403,849		269,183
Total Assets	$ 4,445,094		$ 3,618,362		$ 4,515,073		$ 3,470,687

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 328,441	0.59%	$ 296,209	0.32%	$ 329,723	0.47%	$ 294,005	0.28%
Money market accounts	499,088	1.95%	572,630	1.71%	543,968	1.88%	565,111	1.68%
Savings deposits	470,014	0.83%	354,793	0.31%	454,725	0.67%	354,140	0.32%
Certificates of deposit	1,390,833	3.18%	972,452	2.84%	1,373,515	3.03%	943,311	2.82%
Total interest bearing deposits	2,688,376	2.23%	2,196,084	1.80%	2,701,931	2.09%	2,156,567	1.76%
Federal Home Loan Bank borrowings	648,272	3.44%	482,549	3.37%	687,471	3.38%	411,716	3.44%
Other borrowings	197,049	3.21%	175,905	1.36%	216,065	2.70%	177,316	1.30%
Junior subordinated debt	87,638	6.04%	72,174	5.42%	83,333	5.93%	46,886	5.49%
Total interest bearing liabilities	3,621,335	2.59%	2,926,712	2.12%	3,688,800	2.45%	2,792,485	2.04%
Non-interest bearing demand deposits	371,412		324,542		367,787		320,667
Other liabilities	33,339		31,295		34,000		32,216
Shareholders' equity	419,008		335,813		424,486		325,319
Total Liabilities and
Shareholders' Equity	$ 4,445,094		$ 3,618,362		$ 4,515,073		$ 3,470,687

Taxable equivalent net interest spread		3.19%		3.25%		3.25%		3.37%
Taxable equivalent net interest margin		3.46%		3.52%		3.49%		3.63%

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except per share amounts)

	Quarter Ended
	Sept. 30,	June 30,	March 31,	Dec.31,	Sept. 30,
Statement of income	2005	2005	2005	2004	2004
Interest income	$ 56,231	$ 56,534	$ 54,884	$ 46,727	$ 42,858
Interest expense	23,643	22,666	21,383	17,465	15,585
Net interest income	32,588	33,868	33,501	29,262	27,273
Provision for loan losses	2,141	1,919	1,843	2,269	2,170
Net interest income after provision for
loan losses	30,447	31,949	31,658	26,993	25,103
Non-interest income
Trust fees	3,541	3,512	3,714	3,334	2,981
Service charges on deposit accounts	2,834	2,723	2,462	2,600	2,483
Net securities gains	141	1,068	753	733	1,219
Other income	3,324	2,637	2,602	2,750	2,588
Total non-interest income	9,840	9,940	9,531	9,417	9,271
Non-interest expense
Salaries and employee benefits	14,420	14,528	13,896	13,044	11,876
Net occupancy	1,844	1,751	1,796	1,496	1,336
Equipment	2,018	2,190	2,204	2,177	1,897
Core deposit intangibles	665	685	663	414	382
Merger-related expenses (1)	15	70	493	180	200
Restructuring expenses (2)	952	-	-	-	-
Other operating	7,749	8,269	8,077	7,807	6,482
Total non-interest expense	27,663	27,493	27,129	25,118	22,173
Income before income taxes	12,624	14,396	14,060	11,292	12,201
Provision for income taxes	2,754	3,138	2,980	2,260	2,173
Net income	$ 9,870	$ 11,258	$ 11,080	$ 9,032	$ 10,028

Taxable equivalent net interest income	$ 35,111	$ 36,448	$ 36,024	$ 31,652	$ 29,642

Per common share data
Net income per common share - basic	$ 0.44	$ 0.50	$ 0.48	$ 0.44	$ 0.50
Net income per common share - diluted	$ 0.44	$ 0.50	$ 0.48	$ 0.43	$ 0.50
Dividends declared	$ 0.26	$ 0.26	$ 0.26	$ 0.25	$ 0.25
Book value (period end)	$ 18.78	$ 18.82	$ 18.62	$ 17.77	$ 17.59
Tangible book value (period end)	$ 12.12	$ 12.15	$ 12.08	$ 13.74	$ 13.49
Average shares outstanding - basic	22,260,541	22,587,213	22,992,398	20,795,545	20,206,108
Average shares outstanding - diluted	22,320,674	22,643,463	23,043,874	20,871,212	20,256,465
Period end shares outstanding	22,156,096	22,321,525	22,769,417	20,837,469	20,823,606
Full time equivalent employees	1,254	1,311	1,358	1,209	1,229

Selected ratios
Return on average assets	0.88%	0.99%	0.99%	0.92%	1.10%
Return on average equity	9.35%	10.66%	10.42%	9.79%	11.88%
Yield on earning assets (3)	5.78%	5.71%	5.60%	5.45%	5.37%
Cost of interest bearing liabilities	2.59%	2.44%	2.33%	2.19%	2.12%
Net interest spread (3)	3.19%	3.27%	3.27%	3.26%	3.25%
Net interest margin (3)	3.46%	3.52%	3.51%	3.52%	3.52%
Efficiency (3)	61.54%	59.27%	59.55%	61.16%	56.98%
Average loans to average deposits	95.80%	96.36%	96.44%	89.80%	87.29%
Trust Assets, market value at period end	$ 2,598,993	$ 2,557,916	$ 2,589,631	$ 2,664,795	$ 2,594,226

(1) merger-related expenses are primarily related to the acquisitions of Winton Financial Corporation and Western
Ohio Financial Corporation.
(2) restructuring costs associated with a reduction in workforce through layoffs.
(3) the yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 7
(unaudited, dollars in thousands)
Quarter Ended
Sept. 30,	June 30,	March 31,	Dec.31,	Sept. 30,
Asset quality data	2005	2005	2005	2004	2004
Non-performing assets:
Non-accrual loans	$ 9,812	$ 10,941	$ 8,476	$ 8,195	$ 7,685
Renegotiated loans	-	-	-	-	-
Total non-performing loans	9,812	10,941	8,476	8,195	7,685
Other real estate and repossessed assets	1,929	2,525	2,497	2,059	1,986
Total non-performing loans and assets	$ 11,741	$ 13,466	$ 10,973	$ 10,254	$ 9,671
Loans past due 90 days or more	$ 8,411	$ 7,585	$ 8,032	$ 7,584	$ 6,262

Non-performing assets/total assets	0.27%	0.30%	0.24%	0.26%	0.25%
Non-performing assets/total loans, other real
estate and repossessed assets	0.40%	0.46%	0.37%	0.41%	0.40%
Non-performing loans/total loans	0.33%	0.37%	0.29%	0.33%	0.32%
Non-performing loans and loans past due 90
days or more/total loans	0.62%	0.63%	0.56%	0.63%	0.58%

Allowance for loan losses
Allowance for loan losses	$ 32,497	$ 32,348	$ 32,225	$ 29,486	$ 29,694
Provision for loan losses	$ 2,141	$ 1,919	$ 1,843	$ 2,269	$ 2,170
Net loan charge-offs	1,993	1,795	1,051	2,478	1,814
Annualized net loan charge-offs /average loans	0.27%	0.24%	0.14%	0.40%	0.33%
Allowance for loan losses/total loans	1.11%	1.10%	1.09%	1.18%	1.23%
Allowance for loan losses/non-performing loans	3.31	x	2.96	x	3.80	x	3.60	x	3.86	x
Allowance for loan losses/non-performing loans and
past due 90 days or more	1.78	x	1.75	x	1.95	x	1.87	x	2.13	x

Capital ratios
Tier I leverage capital	8.39%	8.17%	8.34%	9.34%	9.98%
Tier I risk-based capital	11.93%	11.93%	12.03%	13.43%	13.61%
Total risk-based capital	13.02%	13.01%	13.09%	14.54%	14.76%
Shareholders' equity to assets	9.43%	9.34%	9.30%	9.23%	9.39%
Tangible equity to tangible assets (1)	6.31%	6.24%	6.52%	7.36%	7.59%

(1)Tangible equity is defined as shareholders' equity less goodwill and other intangible assets, and tangible assets are defined as total assets less goodwill and other intangible assets. The calculation is based on quarterly averages.

WESBANCO, INC.
Reconciliation Table - Non-GAAP Financial Information				Page 8
(unaudited, dollars in thousands, except per share amounts)

Note: This press release contains financial information other than that provided by accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management believes these Non-GAAP measurements, which exclude the effects of merger-related and restructuring expenses, are essential to a proper understanding of the operating results of the Company’s core business largely because they allow investors to see clearly the performance of the Company without the restructuring charges included in certain key financial ratios. These Non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to Non-GAAP performance measures that may be presented by other companies. These Non-GAAP measures should not be compared to Non-GAAP performance measures of other companies.

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net income	$ 9,870	$ 10,028	$ 32,208	$ 29,150
Add back: merger-related expenses, net of tax (1)	9	120	347	130
Add back: restructuring expenses, net of tax (1)	571	-	571	-
Core operating earnings	$ 10,450	$ 10,148	$ 33,126	$ 29,280

Net income per common share - basic	$ 0.44	$ 0.50	$ 1.42	$ 1.47
Effects of merger-related expenses, net of tax (1)	-	-	0.02	0.01
Effects of restructuring expenses, net of tax (1)	0.03	-	0.03	-
Core operating earnings per common share - basic	$ 0.47	$ 0.50	$ 1.47	$ 1.48

Net income per common share - diluted	$ 0.44	$ 0.50	$ 1.42	$ 1.47
Effects of merger-related expenses, net of tax (1)	-	-	0.01	-
Effects of restructuring expenses, net of tax (1)	0.03	-	0.03	-
Core operating earnings per common share - diluted	$ 0.47	$ 0.50	$ 1.46	$ 1.47

Selected ratios
Return on average assets	0.88%	1.10%	0.95%	1.12%
Effects of merger-related expenses, net of tax (1)	0.00%	0.02%	0.01%	0.01%
Effects of restructuring expenses, net of tax (1)	0.05%	-	0.02%	-
Core return on average assets	0.93%	1.12%	0.98%	1.13%

Return on average equity	9.35%	11.88%	10.14%	11.97%
Effects of merger-related expenses, net of tax (1)	0.00%	0.14%	0.14%	0.05%
Effects of restructuring expenses, net of tax (1)	0.54%	-	0.18%	-
Core return on average equity	9.89%	12.02%	10.46%	12.02%

Efficiency ratio (2)	61.54%	56.98%	60.11%	57.24%
Effects of merger-related expenses	-0.03%	-0.51%	-0.42%	-0.19%
Effects of restructuring expenses	-2.12%	-	-0.70%	-
Core efficiency ratio	59.39%	56.47%	58.99%	57.05%

(1) The related income tax expense is calculated using a combined Federal and State income tax rate of 40%.
(2) the yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.